UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      January 18, 2000
                                                   -------------------

                      GREAT AMERICAN BANCORP, INC.
----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


        Delaware                  000-25808           52-1923366
----------------------------------------------------------------------
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)            File Number)    Identification Number)


1311 S. Neil St., P.O. Box 1010, Champaign, IL          61824-1010
----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

                           (217) 356-2265
----------------------------------------------------------------------
         (Registrant's telephone number, including area code)

Item 5.  Other Events.

The Registrant incorporates by reference the press releases dated
January 18, 2000 and January 21, 2000 attached as Exhibit 20, relating to the unaudited results for the year ended December 31, 1999 and the announcement of the date for the Company's annual meeting of stockholders.

Item 7.  Financial Statements and Exhibits.

The Registrant incorporates by reference the press releases dated
January 18, 2000 and January 21, 2000 attached as Exhibit 20, relating to the unaudited results for the year ended December 31, 1999 and the announcement of the date for the Company's annual meeting of stockholders.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Great American Bancorp, Inc.
                                     ----------------------------
                                              (Registrant)

Date     January 24, 2000                /s/ Jane F. Adams
    ---------------------------      ----------------------------
                                     Chief Financial Officer

                            EXHIBIT INDEX
                        ---------------------

Exhibit
  No.                      Description               Method of Filing
----------------------------------------------------------------------
  20                       News Releases              Filed herewith
                           Dated January 18, 2000
                           and January 21, 2000

Exhibit 20

NEWS RELEASE


FOR IMMEDIATE RELEASE
January 18, 2000

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

                       GREAT AMERICAN BANCORP, INC.
         PRELIMINARY UNAUDITED RESULTS 1999 - NET INCOME $644,000


Champaign, Illinois - Great American Bancorp, Inc. (Nasdaq NMS/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, reported earnings of $644,000 for the year ended December 31, 1999, a decrease of $204,000, or 24.1%, below the $848,000 reported for the same period in 1998. Basic earnings per share were $0.53 in 1999, compared to $0.61 in 1998, while fully diluted earnings per share were $0.52 in 1999, compared to $0.57 in 1998.

Net interest income was $5,710,000 for the year ended December 31, 1999, compared to $5,877,000 for the year ended December 31, 1998, a decrease of $167,000, or 2.8%. The provision for loan losses was $573,000 in 1999 compared to $456,000 in 1998, an increase of $117,000, or 25.7%. The increase in the provision for loan losses was primarily due to an increase in the monthly provision due to a commercial loan totaling $1,363,000 becoming non-performing during the fourth quarter of 1998. During 1999, the Company collected $188,000 in principal payments on this loan and in the fourth quarter of 1999, the Company charged-off $800,000. The remaining balance of $375,000 continues as non-performing at December 31, 1999.

Noninterest income totaled $1,523,000 for the year ended December 31, 1999, $228,000, or 17.6%, higher than the $1,295,000 recorded for the year ended December 31, 1998. This increase was largely due to commissions generated from GTPS Insurance Agency and an increase in service charges on deposit accounts.

Noninterest expense was $5,554,000 for the year ended December 31, 1999, $349,000, or 6.7%, higher than the $5,205,000 reported for the year ended December 31, 1998. Noninterest expense was higher in 1999 due mainly to increased depreciation, maintenance and other expenses related to equipment and software purchased during 1998 when the Company installed a network and converted to a new in-house computer data-processing system. Attorneys' fees were also higher in 1999 due to expenses relating to the non-performing commercial loan.

Net income totaled $133,000 for the quarter ended December 31, 1999, compared to $69,000 for the quarter ended December 31, 1998. Basic earnings per share for the fourth quarter of 1999 were $0.11 in 1999, compared to $0.06 in 1998, while fully diluted earnings per share were $0.11 in 1999, compared to $0.05 in 1998.

Total assets at December 31, 1999 were $154.3 million, a decrease of $2.9 million, or 1.8%, from total assets of $157.2 million at December 31, 1998.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank, through its subsidiary, Park Avenue Service Corporation, also provides full service brokerage activities through a third-party broker-dealer, Scout Brokerage Services, Inc., and sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Great American Bancorp, Inc. stock is traded on the Nasdaq National Market System under the symbol "GTPS."

                                ###
                          GTPS-pr-2000-01

Great American Bancorp, Inc.
Consolidated Balance Sheet
December 31, 1999 and December 31, 1998
(in thousands)
                                       December 31, 1999        Dec. 31, 1998
                                              (Unaudited)
------------------------------------------------------------------------------
ASSETS
Cash and due from banks                       $     5,560        $      6,429
Interest-bearing demand deposits                    4,453              15,386
                                              --------------------------------
 Cash and cash equivalents                         10,013              21,815

Investment securities:
 Available for sale                                 2,977               1,001
 Held to maturity                                   3,463               1,977
Loans                                             128,431             122,672
 Allowance for loan losses                           (703)               (925)
                                              --------------------------------
  Net loans                                       127,728             121,747
Premises and equipment                              7,188               7,551
Federal Home Loan Bank stock                          767                 736
Other assets                                        2,173               2,344
                                              --------------------------------
   Total assets                               $   154,309        $    157,171
                                              ================================
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
 Deposits
  Noninterest bearing                         $     8,565        $      8,401
  Interest bearing                                114,280             114,619
                                              --------------------------------
   Total deposits                                 122,845             123,020
 Short-term borrowings                              2,000               2,000
 Long-term borrowings                               6,000               7,000
 Other liabilities                                  1,693               1,999
                                              --------------------------------
   Total liabilities                              132,538             134,019
                                              --------------------------------
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value
 Authorized and unissued --
  1,000,000 shares                                     --                  --
Common stock, $0.01 par value
 Authorized -- 7,000,000 shares
 Issued and outstanding -- 2,052,750 shares            21                  21
Paid-in-capital                                    19,968              19,877
Retained earnings --
 substantially restricted                          16,521              16,411
Net unrealized gain on securities
 available for sale                                   (13)                  1
                                              --------------------------------
                                                   36,497              36,310
Less:
 Treasury stock - 829,035 and
  693,067 shares                                  (14,019)            (11,999)
 Unearned employee stock
  ownership plan shares                              (410)               (637)
 Unearned incentive plan shares                      (297)               (522)
                                              --------------------------------
                                                  (14,726)            (13,158)
                                              --------------------------------
Total stockholders' equity                         21,771              23,152
                                              --------------------------------
Total liabilities and
 stockholders' equity                         $   154,309        $    157,171
                                              ================================

Great American Bancorp, Inc.
Consolidated Income Statement
For the Twelve Months Ended December 31, 1999 and December 31, 1998 (unaudited, in thousands, except share data)

                                      Twelve Months Ended   Twelve Months Ended
                                       December 31, 1999     December 31, 1998
------------------------------------------------------------------------------
Interest income:
 Loans                                       $     10,157       $       10,183
 Investment securities
  Taxable                                             262                  214
  Tax exempt                                           28                   19
 Deposits with financial
  institutions and other                              578                  602
                                              --------------------------------
   Total interest income                           11,025               11,018
                                              --------------------------------
Interest expense:
 Deposits                                           4,856                4,958
 Other                                                459                  183
                                              --------------------------------
   Total interest expense                           5,315                5,141
                                              --------------------------------
   Net interest income                              5,710                5,877
Provision for loan losses                             573                  456
                                              --------------------------------
   Net interest income after
     provision for loan losses                      5,137                5,421
                                              --------------------------------
Noninterest income:
 Brokerage commissions                                152                  135
 Insurance sales commissions                          625                  490
 Service charges on deposit accounts                  567                  483
 Loan servicing fees                                   19                   25
 Other customer fees                                  144                  150
 Net gains on loan sales                               --                    1
 Other income                                          16                   11
                                              --------------------------------
   Total noninterest income                         1,523                1,295
                                              --------------------------------
Noninterest expense:
 Salaries and employee benefits                     2,908                2,894
 Net occupancy expenses                               567                  580
 Equipment expenses                                   598                  385
 Data processing fees                                 108                  135
 Deposit insurance expense                             71                   69
 Printing and office supplies                         282                  255
 Legal and professional fees                          292                  152
 Directors and committee fees                         100                  104
 Insurance expense                                     48                   42
 Marketing and advertising expenses                   169                  208
 Other expenses                                       411                  381
                                              --------------------------------
   Total noninterest expense                        5,554                5,205
                                              --------------------------------
   Income before income tax                         1,106                1,511
Income tax expense                                    462                  663
                                              --------------------------------
   Net income                                 $       644        $         848
                                              ================================
Earnings per share:
 Basic                                        $      0.53        $        0.61
                                              ================================
 Diluted                                      $      0.52        $        0.57
                                              ================================

Great American Bancorp, Inc.
Consolidated Income Statement
For the Three Months Ended December 31, 1999 and December 31, 1998 (unaudited, in thousands, except share data)

                                            Quarter Ended        Quarter Ended
                                        December 31, 1999    December 31, 1998
------------------------------------------------------------------------------
Interest income:
 Loans                                       $      2,584        $       2,605
 Investment securities
  Taxable                                             115                   46
  Tax exempt                                            5                    8
 Deposits with financial
  institutions and other                               61                  138
                                              --------------------------------
   Total interest income                            2,765                2,797
                                              --------------------------------
Interest expense:
 Deposits                                           1,212                1,246
 Other                                                104                  115
                                              --------------------------------
   Total interest expense                           1,316                1,361
                                              --------------------------------
   Net interest income                              1,449                1,436
Provision for loan losses                             150                  339
                                              --------------------------------
   Net interest income after
     provision for loan losses                      1,299                1,097
                                              --------------------------------
Noninterest income:
 Brokerage commissions                                 36                   16
 Insurance sales commissions                          148                  137
 Service charges on deposit accounts                  150                  147
 Loan servicing fees                                    5                    6
 Other customer fees                                   37                   43
 Other income                                           1                    1
                                              --------------------------------
   Total noninterest income                           377                  350
                                              --------------------------------
Noninterest expense:
 Salaries and employee benefits                       723                  737
 Net occupancy expenses                               101                  154
 Equipment expenses                                   281                  105
 Data processing fees                                  21                   17
 Deposit insurance expense                             18                   17
 Printing and office supplies                          73                   68
 Legal and professional fees                           49                   42
 Directors and committee fees                          25                   26
 Insurance expense                                     11                   11
 Marketing and advertising expenses                    35                   60
 Other expenses                                       104                   87
                                              --------------------------------
   Total noninterest expense                        1,441                1,324
                                              --------------------------------
   Income before income tax                           235                  123
Income tax expense                                    102                   54
                                              --------------------------------
   Net income                                 $       133        $          69
                                              ================================
Earnings per share:
 Basic                                        $      0.11        $        0.06
                                              ================================
 Diluted                                      $      0.11        $        0.05
                                              ================================

Great American Bancorp, Inc.
Selected Financial Data
(unaudited, in thousands, except per share data)

                                                    As of                As of
                                        December 31, 1999    December 31, 1998
------------------------------------------------------------------------------
Total assets                                $     154,309        $     157,171
Total loans, net                                  127,728              121,747
Allowance for loan losses                             703                  925
Non-performing assets                                 468                1,472
Non-performing assets to total assets               0.30%                0.94%
Allowance for loan losses to total assets           0.46%                0.59%
Investment securities                               6,440                2,978
Total deposits                                    122,845              123,020
Checking deposits                                  24,475               23,452
Money market deposits                               9,332                8,871
Passbook savings deposits                          14,705               15,105
Certificates of deposit                            74,333               75,592
Total borrowings                                    8,000                9,000
Total stockholders' equity                         21,771               23,152



                              For the Three Months       For the Twelve Months
                                Ended December              Ended December
                                1999       1998               1999       1998
                                  (unaudited)                   (unaudited)
------------------------------------------------------------------------------
Net interest margin             4.13%      4.08%              4.02%      4.35%
ROA (annualized)                0.34%      0.18%              0.41%      0.57%
ROE (annualized)                2.41%      1.18%              2.86%      3.28%








 NEWS RELEASE


Great American Bancorp, Inc.
Holding Company for First Federal Savings Bank of Champaign-Urbana

FOR IMMEDIATE RELEASE
January 21, 2000

Contact:	Ms. Jane F. Adams
       		Chief Financial Officer and Investor Relations
       		(217) 356-2265


GREAT AMERICAN BANCORP, INC.
ANNUAL MEETING DATE - APRIL 25, 2000

Champaign, Illinois - Great American Bancorp, Inc. (NASDAQ/GTPS). Great American Bancorp, Inc., the holding company for First Federal Savings Bank of Champaign-Urbana, Champaign, Illinois, has announced that its Annual Meeting of Stockholders will be held on Tuesday, April 25, 2000 at 9:30 a.m., Central Time, at the offices of First Federal Savings Bank of Champaign-Urbana, 1311
S. Neil Street, Champaign, Illinois. The Company intends to distribute its proxy solicitation materials on approximately March 24, 2000.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank, through its subsidiary Park Avenue Service
Corporation, also provides full service brokerage activities through a third-party broker-dealer, Scout Brokerage Services, Inc., and sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

Great American Bancorp, Inc. stock is traded on the NASDAQ National Market System under the symbol "GTPS".

###
GTPS-pr-2000-02